Exhibit 99.1

PRESS RELEASE

Investors/Media: The Ruth Group Stephanie Carrington/Jason Rando 646-536-7017/7025 scarrington@theruthgroup.com jrando@theruthgroup.com	Contact: Symmetry Medical Inc. Andrew Miclot Senior Vice President Marketing, Sales & Business Development Investor Relations Officer 574-269-7390 ext. 1002

Symmetry Medical Acquires Riley Medical

Broadens Product Offering in Cases and Strengthens Customer Base

Warsaw, Indiana, May 3, 2006 – Symmetry Medical Inc. (NYSE: SMA), an independent provider of products to the global orthopedic device industry, announced today the acquisition of Riley Medical Inc., a privately-owned company based in Auburn, Maine, for $45.0 million in cash.

Riley Medical is a leading manufacturer of standard and custom cases, trays and containers to the medical device industry with locations in the U.S. and Switzerland.  The Company has a solid intellectual property portfolio that features 23 issued patents.  Ed Riley, President and Chief Executive Officer of Riley Medical, will continue with Symmetry.

Riley Medical’s product portfolio includes the Riley FlashPak™, a hospital-proven, closed container system engineered for safe transport of flashed instruments in a mobile sterile field which can be stored, up to 24 hours inside the sealed FlashPak™.  The Riley portfolio also includes custom graphic and laser engraved case designs to the exact specifications of its customers.

Brian Moore, President and Chief Executive Officer, stated, “Riley Medical is an excellent strategic fit for the Symmetry business model.  This acquisition broadens and strengthens our product offerings and expands our growing international presence.  Riley’s leading edge with standard products, particularly its FlashPak™ cases, fit directly into our core competencies and offer additional cross-selling opportunities with our customers. We believe the convenience and effectiveness of this system will be very well received by our global customers.”

Mr. Moore continued, “In addition, Riley’s presence in the spine and endoscopy markets will increase our penetration in medical device markets outside of traditional orthopedics.  We believe the acquisition will further support our Total Solutions model and solidify our position as the leading independent provider of cases, instruments and implants.”

About Symmetry Medical Inc.

Symmetry Medical Inc. is an independent provider of implants and related instruments and cases to the orthopedic device industry.  The Company also designs, develops and produces these products for companies in other segments of the medical device market, including dental, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.

Forward Looking Statements

Statements in this press release regarding Symmetry Medical Inc.’s business, which are not historical facts, may be “forward-looking statements” that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend” and similar words indicating possible future expectations, events or actions.  Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.  Certain factors that could cause actual results to differ include: the loss of one or more customers; the development of new products or product innovations by our competitors; product liability; changes in management; changes in conditions affecting the economy, orthopedic device manufacturers or the medical device industry generally; and changes in government regulation of medical devices and third-party reimbursement practices. We refer you to the “Risk Factors” and “Forward Looking Statements” sections in the Company’s most recent Annual Report on Form 10-k Filed with the Securities and Exchange Commission, as well as the Company’s other filings with the Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov.

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